Exhibit 99.1

News

July 10, 2017	Analyst Contact: Megan Patterson
918-561-5325
Media Contact: Brad Borror
918-588-7582

ONEOK Announces $1.2 Billion Notes Offering

TULSA, Okla. – July 10, 2017 – ONEOK, Inc. (NYSE: OKE) today announced that it has priced an offering to sell $1.2 billion of senior notes, consisting of $500 million of 10-year senior notes at a coupon of 4.0 percent and $700 million of 30-year senior notes at a coupon of 4.95 percent. The notes will be issued under ONEOK’s existing shelf registration statement previously filed with the Securities and Exchange Commission.

The net proceeds, after deducting underwriting discounts and commissions, are expected to be $1.18 billion. ONEOK expects to use the proceeds for general corporate purposes, which may include repayment of existing indebtedness and capital expenditures.

Citigroup, Barclays, BofA Merrill Lynch, Mizuho Securities, Credit Suisse, Goldman Sachs & Co., J.P. Morgan, Morgan Stanley, MUFG, PNC Capital Markets LLC, SMBC Nikko, TD Securities, US Bancorp and Wells Fargo Securities are acting as joint book-running managers for the offering. BB&T Capital Markets, BOK Financial Securities, Inc. and Regions Securities LLC are the co-managers for the offering. ONEOK expects the notes offering to close on July 13, 2017.

This news release is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

A registration statement relating to the notes was previously filed with, and became effective under the rules of, the Securities and Exchange Commission. ONEOK offered the notes to the public by means of a prospectus and prospectus supplement, which are part of the registration statement.

A copy of the prospectus and prospectus supplement may be obtained by contacting the joint book-running managers as follows:

Citigroup Global Markets Inc.

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, NY 11717

Toll-free: 1-800-831-9146

ONEOK Announces $1.2 Billion Notes Offering

July 10, 2017

Barclays Capital Inc.

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, NY 11717

Toll-free: 1-888-603-5847

Merrill Lynch, Pierce, Fenner & Smith

    Incorporated

200 North College Street

NC1-004-03-43

Charlotte, NC 28255-0001

Attention: Prospectus Department

Toll-free: 1-800-294-1322

Mizuho Securities USA LLC

320 Park Avenue, 12th floor

New York, NY 10022

Attention: Debt Capital Markets

Toll-free: 1-866-271-7403

ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is one of the largest energy midstream service providers in the U.S., connecting prolific supply basins with key market centers. It owns and operates one of the nation’s premier natural gas liquids (NGL) systems and is a leader in the gathering, processing, storage and transportation of natural gas. ONEOK’s operations include a 38,000-mile integrated network of NGL and natural gas pipelines, processing plants, fractionators and storage facilities in the Mid-Continent, Williston, Permian and Rocky Mountain regions.

ONEOK is a FORTUNE 500 company and is included in Standard & Poor’s (S&P) 500 index.

For information about ONEOK, Inc., visit the website: www.oneok.com.

For the latest news about ONEOK, find us on LinkedIn, Facebook or Twitter @ONEOKNews.

Some of the statements contained and incorporated in this news release are forward-looking statements as defined under federal securities laws. The forward-looking statements relate to our anticipated financial performance (including projected net income, capital expenditures, cash flow and projected levels of dividends), liquidity, management’s plans and objectives for our future growth projects and other future operations (including plans to construct additional natural gas and natural gas liquids facilities and related cost estimates), our business prospects, the outcome of regulatory and legal proceedings, market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under federal securities legislation and other applicable laws. The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “continue,” “might,” “potential,” “scheduled” and other words and terms of similar meaning.

-more-

ONEOK Announces $1.2 Billion Notes Offering

July 10, 2017

One should not place undue reliance on forward-looking statements. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Those factors may affect our operations, markets, products, services and prices.

Other factors could also have material adverse effects on our future results. These and other risks are described in greater detail in Part 1, Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K and in our other filings that we make with the Securities and Exchange Commission (SEC), which are available on the SEC’s website at www.sec.gov. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise.

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